                                                                   EXHIBIT 10.37

                         CENV OPTION PURCHASE AGREEMENT


                                  BY AND AMONG



                            PROFITSOURCE CORPORATION

                                     "BUYER"


                                  IM COMET LLC

                                    "SELLER"



                                       AND



                           COMET CAPITAL CORP. NV AND

                          1758 NEVADA PROPERTIES, LTD.

                                   "OPTIONORS"



                       AND THE OTHER PARTIES NAMED HEREIN



                                NOVEMBER 16, 1998

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.Sale and Transfer of Option...............................................................1

        1.1    Transfer of Option...........................................................1

        1.2    Closing......................................................................1

        1.3    Purchase Price...............................................................2

        1.4    Certificates for Shares......................................................2

2.Representations and Warranties of Seller..................................................2

        2.1    Organization and Good Standing...............................................2

        2.2    Authorization of Agreement...................................................2

        2.3    Good Title, etc..............................................................2

        2.4    Consents.....................................................................3

        2.5    Securities Matters...........................................................3

        2.6    Buyer and the Consolidation Transactions.....................................4

        2.7    Section 351..................................................................4

        2.8    Brokers......................................................................5

        2.9    Accuracy of Information......................................................5

        2.10   Ownership of CENV............................................................5

        2.11   No Operations................................................................6

3.Representations and Warranties of Buyer...................................................6

        3.1    Organization and Corporate Authority.........................................6

        3.2    No Conflict or Violation.....................................................6

        3.3    Capitalization...............................................................6

        3.4    Notes........................................................................6

        3.5    Accuracy of Information......................................................7

4.Certain Understandings and Agreements of the Parties......................................7

        4.1    Securities Restrictions......................................................7

        4.2    Consolidation Transactions...................................................8

        4.3    Best Efforts.................................................................8

        4.4    Further Assurances...........................................................8

        4.5    Notice of Breach.............................................................8

        4.6    Registration.................................................................9

        4.7    Transfer and Exercise of Option; Transfer of Interests.......................9

        4.8    Confidentiality.............................................................10

5.Survival; Indemnification................................................................10

        5.1    Survival....................................................................10

        5.2    Indemnification by Seller and Massey........................................11

        5.3    Indemnification by Buyer....................................................12

        5.4    Indemnification Procedure...................................................12

        5.5    Payment.....................................................................13

        5.6    Limitations.................................................................14

        5.7    Contribution................................................................14

6.Conditions to Closing....................................................................15

        6.1    Conditions to Obligations of Each Party.....................................15

        6.2    Conditions to Obligations of Buyer..........................................16

        6.3    Conditions to Obligations of Seller.........................................17

7.Miscellaneous............................................................................18

        7.1    Termination.................................................................18

        7.2    Notices.....................................................................18

        7.3    Assignability and Parties in Interest.......................................19

        7.4    Governing Law...............................................................19

        7.5    Counterparts................................................................19

        7.6    Publicity...................................................................20

        7.7    Complete Agreement..........................................................20

        7.8    Modifications, Amendments and Waivers.......................................20

        7.9    Headings; References........................................................20

        7.10   Severability................................................................20

        7.11   Investigation...............................................................21

        7.12   Expenses of Transactions....................................................21

        7.13   Arbitration.................................................................21

        7.14   Submission to Jurisdiction..................................................23

        7.15   Attorneys' Fees.............................................................23

        7.16   Enforcement of the Agreement................................................24

EXHIBITS

A.      Form of Assignment and Assumption Agreement
B.      Form of Accredited Investor Questionnaire
C.      Form of Acknowledgments and Representations
D.      Form of Stockholder Agreement
D-1     Form of Stock Power
E.      Form of Voting Agreement
F.      Form of Subordination Agreement
G.      Form of Note

SCHEDULES

1.3               Purchase Price
1.4               Allocation of Purchase Price
2                 Disclosure Schedule
2.4               Consents
2.7               351 Information

                            OPTION PURCHASE AGREEMENT

               THIS OPTION PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of November 16, 1998 by and among ProfitSource Corporation, a Delaware corporation ("BUYER"), IM Comet LLC, a Delaware limited liability company ("SELLER"), I.M. Investments, Inc., a California corporation ("IMI"), Comet Capital Corp. NV, a Nevada corporation ("COMET"), 1758 Nevada Properties, a Nevada limited partnership (together with Comet, the "OPTIONORS"), Christopher Massey ("MASSEY"), CENV, LLC, a Nevada limited liability company ("CENV"), 1758 Primary Properties Limited Partnership, a Nevada limited partnership and 401K BFS, LLC, a California limited liability company.

               A. The Optionors granted IMI an option (the "OPTION") to purchase all of their interest in CENV pursuant to the CENV/IM Option Agreement, by and among the Optionors, IMI and Erik R. Watts, dated as of January 31, 1997 (the "OPTION AGREEMENT").

               B. IMI conveyed the Option to Seller pursuant to an Option Assignment Agreement, dated as of _______________.

               C. The Optionors possess all of the ownership interest in CENV.

               D. Seller wishes to convey all of its interest in the Option to Buyer, including the right to exercise the Option.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SALE AND TRANSFER OF OPTION.



        1.1 TRANSFER OF OPTION.

        On the terms and subject to the conditions set forth in this Agreement, contingent on and effective as of the Closing (as hereinafter defined) Seller, pursuant to this Agreement, shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase the Option.

        1.2 CLOSING.

        1.3 The closing of the sale and purchase of the Option (the "CLOSING") will take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California, on a date to be selected by Buyer after all the conditions set forth in Article 6 have either been satisfied or, in the case of conditions not satisfied, waived in writing by the party entitled to the benefit of such conditions (the "CLOSING DATE"). At least five (5) days prior to the Closing Date, Buyer shall provide written notice (the "CLOSING NOTICE") to Seller informing Seller of the date selected as the Closing Date. At the Closing, Buyer shall pay (i) to Seller the Purchase Price as provided in Section 1.3 and (ii) to the Optionors in cash the amount of $_____________.

        1.4 OLD NUMBER: [1.3.] PURCHASE PRICE.

        The consideration to be paid by Buyer for the Option (the "PURCHASE PRICE") is described in Schedule 1.3. The Purchase Price represents the negotiated value of CENV less the put in amount of the Option.

        1.5 OLD NUMBER: [1.4.] CERTIFICATES FOR SHARES.

        In order to facilitate replacement of certificates for shares of Common Stock (as defined herein) constituting part of the Purchase Price upon an IPO (as defined herein) with the transfer agent's form of certificate, and to facilitate enforcement of the Stockholder Agreement (as defined herein), Buyer will keep custody of the certificates representing such shares until the IPO and until such shares are no longer subject to the Stockholder Agreement and recipients of shares will execute and deliver blank stock powers as described in
Section 6.2(c)(iv). This custody arrangement will not affect the rights as a stockholder of any permitted recipient of such shares.

2. REPRESENTATIONS AND WARRANTIES OF SELLER.

        Each representation and warranty contained in this Article 2 is qualified by the disclosures made in the disclosure schedule attached hereto as
Schedule 2 (the "DISCLOSURE SCHEDULE"). This Article 2 and the Disclosure Schedule shall be read together as an integrated provision. Seller and Massey jointly and severally represent and warrant to Buyer that:

        2.1 ORGANIZATION AND GOOD STANDING.

        Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

        2.2 AUTHORIZATION OF AGREEMENT.

        Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other documents to be delivered in connection herewith by Seller have been (or upon execution will have been) duly executed and delivered by Seller, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTION.")

        2.3 GOOD TITLE, ETC.

        Seller is the lawful owner of and has the right to use and transfer the Option pursuant hereto. The Option is free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. The delivery to Buyer of the Assumption Agreement will vest good title to the Option in Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. There are no outstanding agreements, options or commitments of any nature obligating Seller to transfer any of the Option or rights or interests therein to any party.

        2.4 CONSENTS.

        Schedule 2.4 lists all consents and notices required to be obtained or given by or on behalf of Seller before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, or orders of any Governmental Entity, or the provisions of any material Contract, and all such consents have been duly obtained and are in full force and effect, except where the failure to obtain such consent will not have a Material Adverse Effect.

        2.5 SECURITIES MATTERS.


        (a) Seller and Massey understand that (i) neither the Shares (as defined in Schedule 1.3) nor any notes issued by Buyer, or the offer and sale thereof have been registered or qualified under the Securities Act or any state securities or "Blue Sky" laws, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) Buyer's reliance on such exemptions is predicated on Seller's and the Stockholders' representations set forth herein.

        (b) Seller and Massey acknowledge that an investment in Buyer involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that Seller and the Stockholders may lose their entire investment in the Shares and any notes issued by Buyer (the "SECURITIES").

        (c) Buyer has made available to Seller and Massey or Seller's and Massey's advisors the opportunity to obtain information to evaluate the merits and risks of the investment in the Securities, and Seller and Massey have received all information requested from Buyer. Seller and Massey have had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Securities and the business, properties, plans, prospects, and financial condition of Buyer and to obtain additional information as Seller and Massey have deemed appropriate for purposes of investing in the Securities pursuant to this Agreement.

        (d) Seller and Massey, personally or through advisors, have expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to Buyer and have sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in Buyer. In connection with the purchase of the Securities, Seller and Massey have relied solely upon independent investigations made by Seller and Massey, and have consulted their own investment advisors, counsel and accountants. Seller and Massey have adequate means of providing for current needs and personal contingencies, and have no need for liquidity and can sustain a complete loss of the investment in the Securities.

        (e) The Securities to be issued by Buyer hereunder will be acquired for the recipient's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Securities in violation of applicable securities laws.

        (f) Seller and Massey understand that no federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment in the Securities.

        (g) Seller is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act and have each documented his, her or its accredited status by delivery to Buyer of a completed questionnaire in the form of Exhibit B attesting thereto (the "ACCREDITED INVESTOR QUESTIONNAIRE.")

        (h) Seller has not received any general solicitation or general advertising concerning the Securities, nor is Seller aware of any such solicitation or advertising.

        2.6 BUYER AND THE CONSOLIDATION TRANSACTIONS.

        (a) Seller and Massey are aware that:

               (i) Buyer has recently been organized and has no financial or operating history.

               (ii) There can be no assurance that any of the Consolidation Transactions (as defined in Section 4.3) will occur, that Buyer will be successful in accomplishing the purpose for which it was formed or that it will ever be profitable. No assurance can be given regarding what companies, if any, will ultimately be acquired by Buyer. No company is obligated to participate in the Consolidation Transactions unless a written agreement to such effect is entered into by Buyer and such company.

               (iii) No assurance can be given that an initial public offering ("IPO") of Buyer's securities will occur. If an IPO does occur, no assurances can be given as to timing of the IPO, whether Seller or any Stockholder would be able to participate, or the price at which any shares of Common Stock would be sold.

               (iv) No assurance can be given to the ultimate value of the Common Stock or any Shares issued as part of the Purchase Price or the liquidity thereof.

        (b) Seller and Massey acknowledge that no assurances have been made to Seller or Massey with respect to any of the foregoing and no representations, oral or written, have been made to Seller or Massey by Buyer or any of its employees, representatives or agents concerning the potential value of the Shares issued as part of the Purchase Price or the prospects of Buyer, except as set forth herein.

        2.7 SECTION 351.

        The transfer of the Option by Seller to Buyer is intended to qualify as
(i) a transfer of property to a controlled corporation pursuant to the provisions of Code Section 351 and comparable provisions of applicable state income tax law, and (ii) under Code Section 351 as part of a transfer by Seller and other persons transferring property to Buyer who collectively will be in control (as defined in Section 368(c) of the Code) of Buyer following such transfers. The information set forth on Schedule 2.7 is accurate and may be used by Buyer for tax filing purposes.

        2.8 BROKERS.

        No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Seller or any of the Stockholders.

        2.9 ACCURACY OF INFORMATION.

        None of the representations or warranties or information provided and to be provided by Seller to Buyer in this Agreement, the Disclosure Schedule, schedules or exhibits hereto, or in any of the other documents to be delivered in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. The descriptions set forth in the Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be complete and accurate records of such documents.

        2.10 OWNERSHIP OF CENV.



        (a) The Optionors hold all of ownership interests of CENV ("INTERESTS"). Except for the Option and the Optionors' Interests, neither the Optionors nor CENV has granted, issued or agreed to grant or issue any equity interests in CENV and there are no outstanding options, warrants, rights to acquire ownership interests in CENV, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, any Interests.

        (b) Each of the Optionors has good and valid title to, and sole record and beneficial ownership of, the Interests owned by such Optionors, free and clear of any claims, liens, pledges, options, security interests, trusts encumbrances or other rights or interests of any person or entity and each Optionor has the absolute and unrestricted right, power and authority and capacity to enter into this Agreement.

        (c) All distributions and redemptions made or to be made by CENV with respect to Interests have complied or will comply with applicable law.

        (d) All offers and sales of Interests prior to the date hereof were exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES Act"), and were registered or qualified under or exempt from all applicable state securities laws.

        (e) CENV does not own, and did not own at any time, directly or indirectly, either of record or beneficially, any equity interest in any entity, and does not have the right to acquire any equity interest in any entity.

        2.11 NO OPERATIONS.

        CENV does not have and never has had operations other than holding interests (the "Holdings") in BFSG, DRS, NRS and NBC (each as defined below). CENV has no liabilities. Except for the Holdings, CENV has no assets.

3. REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to Seller that:

        3.1 ORGANIZATION AND CORPORATE AUTHORITY.

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other documents to be executed and delivered in connection herewith have been (or upon execution by Buyer will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action of Buyer, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

        3.2 NO CONFLICT OR VIOLATION.

        The execution, delivery and performance by Buyer of this Agreement and the other documents to be executed and delivered by Buyer in connection herewith and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Buyer; or (ii) violate in any material respect any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer.

        3.3 CAPITALIZATION.

        The authorized capital stock of Buyer consists of 240,000,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK") of which 200,000,000 are Series A Common Stock and 40,000,000 are Series B Common Stock, and 10,000,000 shares of undesignated preferred stock. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Holders of Series B Common Stock are entitled to elect all the directors in one of the Buyer's three (3) classes of directors, with the holders of Series A Common Stock entitled to elect the remaining directors. In all other respects the Series A and Series B Common Stock are identical.

        3.4 NOTES.

        Any note to be delivered by Buyer as part of the Purchase Price, when delivered in accordance with the terms of this Agreement, will be duly executed, and will constitute a legal, valid and binding obligation of Buyer, except as such enforceability may be limited by the Bankruptcy Exception.

        3.5 ACCURACY OF INFORMATION.

        None of the representations or warranties or information provided and to be provided by Buyer to Seller in this Agreement, the schedules or exhibits hereto, or in any of the other documents delivered in connection herewith by Buyer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading.

4. CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.


        4.1 SECURITIES RESTRICTIONS.


        (a) In addition to the contractual restrictions on transfer set forth in the Stockholder Agreement referred to in Section 6.2(c)(iv), the Shares (or interests therein) cannot be offered, sold or transferred unless the Shares are registered and qualified under the Securities Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or such registration and qualification requirements are inapplicable, as reflected in an opinion of counsel to any transferring stockholders in form and substance reasonably satisfactory to Buyer. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely, and may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

        (b) The Certificates will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Shares will be placed with any transfer agent of Buyer to ensure compliance with the restrictions set forth herein.

                      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS PROFITSOURCE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SHARES OR OTHER EVIDENCE, SATISFACTORY TO PROFITSOURCE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        (c) Each recipient of Shares or interests therein shall, as a condition to transfer of any Shares or interests therein, cause the transferee to enter into the Stockholder Agreement described in Section 6.2(c)(iv) and the Voting Agreement described in Section 6.2(c)(v), provided that, with respect to each such agreement, this requirement will not apply to transfers made after the agreement has terminated.

        4.2 CONSOLIDATION TRANSACTIONS.

        Concurrent with the acquisition of the Acquired Assets, Buyer is acquiring in a series of transactions various other companies engaged in the business of cost reduction, cost recovery and profit enhancement services by means of mergers into Buyer, or acquisitions by Buyer of all or substantially all of the assets or stock or other equity interests of such companies (collectively, the "CONSOLIDATION TRANSACTIONS"). Seller acknowledges that as a result of the complexity of the transactions contemplated hereby and the Consolidation Transactions, the Closing contemplated hereby and the closing of the Consolidation Transactions must be concurrent at a time designated by Buyer. Accordingly, Seller shall upon receipt of the Closing Notice but prior to the Closing Date (i) provide any outstanding documentation required to effect the Closing pursuant to this Agreement in escrow pending release upon authorization by Seller at the Closing, (ii) complete performance of their respective obligations hereunder and under the other Transaction Documents to be performed by the Closing, and (iii) update the schedules hereto and any other documentation or information provided to Buyer during the course of this transaction such that all such disclosures shall be accurate and current as of the Closing Date.

        4.3 BEST EFFORTS.

        Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to cause the fulfillment of the conditions to Closing set forth herein and to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

        4.4 FURTHER ASSURANCES.

        Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the Acquired Assets or otherwise to effectuate the purposes of this Agreement.

        4.5 NOTICE OF BREACH.

        At all times before the Closing, and thereafter until the second anniversary of the Closing Date, each of the parties hereto shall promptly give written notice with particularity of any breach or inaccuracy of any representation, warranty, agreement or covenant of such party contained herein or in any other document delivered in connection herewith to the parties to whom or which such representation, warranty or covenant was made.

        4.6 REGISTRATION.

        Neither Seller will not have any rights to demand registration of any of the Shares, or to participate in any registration undertaken by Buyer except as set forth in this Section 4.6. If Buyer files a registration statement with the Securities and Exchange Commission for in IPO of its equity securities or any subsequent public offering within twelve (12) months of the closing of the IPO (not including a registration statement filed in connection with an acquisition or employee benefit plan), and if the managing underwriter of such offering believes that the market will accommodate selling stockholders in the offering, then Seller shall have the right to include in such registration statement and offering up to that number of Shares and other Common Stock not subject to any performance-related restrictions listed on Schedule 4.6. Other stockholders (including but not limited to stockholders who acquired Common Stock in the Consolidation Transactions and stockholders who acquired Common Stock in connection with the formation of, or work on behalf of, Buyer) will have rights to include shares of Common Stock in such offering, and if the aggregate amount of shares that all stockholders with such rights (collectively, the "SELLING STOCKHOLDERS") desire to include exceeds the number of shares of Common Stock that can be sold by all Selling Stockholders, then all Selling Stockholders desiring to sell in the offering will participate pro-rata on the basis of the relative numbers of shares of Common Stock they originally sought to include. In general, in such offerings, no Selling Stockholder will be permitted to include in the aggregate more than half of the shares of Common Stock held by such Selling Stockholder, or any shares subject to performance-related restrictions. Shares of Common Stock may only be included pursuant to the underwriting agreement negotiated between Buyer and the underwriters, and Selling Stockholders must enter into the underwriting agreement with respect to any shares held by them to be included in the offering. Each Selling Stockholder shall pay (i) all underwriting discounts and commissions applicable to such Selling Stockholder's sale of shares of Common Stock, (ii) such Selling Stockholder's ratable share (based on the relative number of shares of Common Stock included in the offering) of any fees and disbursements of a single counsel for all Selling Stockholders, which counsel shall be selected by the two Selling Stockholders (or affiliated stockholder groups) selling the most shares of Common Stock in the offering, and (iii) the fees and costs of any separate counsel retained by such Selling Stockholder alone.

        4.7 TRANSFER AND EXERCISE OF OPTION; TRANSFER OF INTERESTS.

        (a) CONSENT. The Optionors hereby waive Seller's compliance with Section
3.7 of the Option Agreement and agree that Seller's transfer of the Option hereunder shall not constitute a breach of the Option Agreement. The Optionors hereby consent to the assignment of Seller's rights under the Option Agreement to the Buyer and exercise of the Option by Buyer according to the terms of the Option Agreement.

        (b) EXERCISE OF OPTION. Contingent upon and effective as of the Closing, pursuant to Section 1.3.1 of the Option Agreement, Buyer hereby exercises its right under the Option Agreement to acquire all of the Interests. The Effective Date (as defined in the Option Agreement) shall be the Closing Date.

        (c) TRANSFER OF INTERESTS. Contingent on and effective as of the Closing, and in consideration of the exercise of the Option described in Section 4.7(b) and Optionors' receipt of


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

the exercise price pursuant to Section 1.2, the Optionors hereby assign, transfer and contribute all of their right, title and interests in the Interests to Buyer.

        (d) PURCHASE AGREEMENT CONTROLS. In the event of any conflict or inconsistency between the Option Agreement and this Agreement, the provisions of this Agreement control.

        4.8 CONFIDENTIALITY.

        For purposes hereof, Seller and Massey will keep the matters contemplated herein and all information provided by Buyer related to Buyer and the Consolidation Transactions and potential participants therein, including, without limitation, Deloitte & Touche LLP, confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer will keep the matters contemplated herein and all information provided by Seller and Massey related to Seller and CENV confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer and Seller shall each cause their respective Affiliates, officers, directors, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. Seller and Massey acknowledge that Buyer may provide information about Seller and CENV to other participants in the Consolidation Transactions to the extent necessary to facilitate the Consolidation Transactions. If this Agreement terminates without consummation of the Closing, Seller, Massey and Buyer shall, and shall cause their Affiliates to, each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby, the Consolidation Transactions, and Buyer's business plans (the "INFORMATION"), other than Information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is subsequently and independently developed by employees of the party to whom the Information was delivered without reference to the Information. If this Agreement terminates without consummation of the Closing, Buyer, on the one hand, and Massey and Seller, on the other, shall return to the other all material containing or reflecting the Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and Buyer shall ensure the return of all such material from all other parties with whom it has been shared, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.

5. SURVIVAL; INDEMNIFICATION.



        5.1 SURVIVAL.

        The representations and warranties made in this Agreement or in any exhibit, schedule, or any other document delivered in connection herewith or certificate shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby until the second anniversary of the Closing Date, except those representations and warranties contained in
Section 2.8 (Brokers), which will survive until the expiration (including extensions) of the applicable statute of limitations and Section 2.3 (Good Title) which will survive indefinitely. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this
Article 5 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

        5.2 INDEMNIFICATION BY SELLER AND MASSEY.

        Subject to the limits set forth in this Article 5, Seller, Massey and their successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Buyer and its Affiliates and their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("LOSSES") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

        (a) the ownership and any exercise of the Option before the Closing;

        (b) any untruth, inaccuracy or material omission of any representation or warranty made by Seller in this Agreement or any other document delivered in connection herewith;

        (c) the breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other document delivered in connection herewith;

        (d) any claims against, or liabilities or obligations of, Seller arising in connection with this Agreement not specifically assumed by Buyer pursuant to this Agreement, including without limitation tax obligations;

        (e) any amounts owed to Buyer pursuant to Article 5 of the Securities Purchase Agreement (the "DRS AGREEMENT"), dated as of November 18, 1998, by and among Buyer, Comet, the other Members named therein and Disbursement Recovery Services, L.L.C., a Delaware limited liability company ("DRS") relating to the purchase of ownership interests in DRS;

        (f) any amounts owed to Buyer pursuant to Article 5 of the Securities Purchase Agreement (the "BFSG AGREEMENT"), dated as of November 18, 1998, by and among Buyer, 1758 Properties Limited Partnership, a Nevada limited partnership, Benefit Funding Services Group, L.L.C., a Nevada limited liability company ("BFSG") and the other Members named therein, relating to the purchase of ownership interests in BFSG;

        (g) any amounts owed to Buyer pursuant to Article 5 of the Securities Purchase Agreement (the "NRS AGREEMENT"), dated as of November 18, 1998, by and among Buyer, National Recovery Services, L.L.C., a Delaware limited liability company ("NRS") and the other sellers named therein, relating to the purchase of ownership interests in NRS; and

        (h) any amounts owed to Buyer pursuant to Article 5 of the Securities Purchase Agreement (the "NBC AGREEMENT"), dated as of November 18, 1998, by and among Buyer, the Members named therein and National Benefit Consultants, L.L.C., a Delaware limited liability company ("NBC"), relating to the purchase of ownership interests in NBC.

        5.3 INDEMNIFICATION BY BUYER.

        Subject to the limits set forth in this Article 5, Buyer shall indemnify, defend and hold harmless Seller and its successors and assigns and their officers, directors, employees and agents from and against any and all Losses reasonably incurred by any such indemnitee arising out of or in connection with any of the following:

        (a) the ownership and any exercise of the Option after the Closing;

        (b) any untruth, inaccuracy or material omission of any representation or warranty made by Buyer in this Agreement or any other document delivered in connection herewith;

        (c) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other document delivered in connection herewith; and

        (d) any claims against, or liabilities or obligations of, Seller specifically assumed by Buyer pursuant to this Agreement.

        5.4 INDEMNIFICATION PROCEDURE.


        (a) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

        (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the sole cost, risk and expense of the Indemnitee's separate participation, including all fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

        (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 5.4(b), if the Indemnitor fails diligently to prosecute such defense, or if the Indemnitor has, in the Indemnitee's good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

        (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

        5.5 PAYMENT.

        All payments owing under this Article 5 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 5.4(c) or proceeds with separate counsel in accordance with Section 5.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

        5.6 LIMITATIONS.


        (a) Notwithstanding any provision of this Agreement to the contrary, no party shall have any obligation to indemnify any person entitled to indemnity under this Article 5 or to pay damages in respect of contract claims arising under this Agreement or any other Transaction Document unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all Claims and obligors in excess of Fifty Thousand Dollars ($50,000) (the "THRESHOLD"), except claims arising under Sections 5.2(e) through (h) shall not be subject to the Threshold. Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses, including any amounts which constituted the Threshold. No person shall be entitled to indemnification under this Article 5 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to the potential Indemnitor.

        (b) The maximum aggregate liability of Seller to Buyer for all claims arising under this Agreement and the other documents delivered in connection herewith shall equal the aggregate Purchase Price, except claims arising from any breach of the representations and warranties contained in Section 2.3 (Good Title) shall not be subject to the limits set forth in this Section 5.6(b). For purposes of this Section 5.6(b), the value of Shares received shall be $1 per share. The maximum aggregate liability of Buyer to Seller for all claims arising under this Agreement and the other documents delivered in connection herewith shall equal the portions, if any, of the aggregate Purchase Price not paid or delivered.

        5.7 CONTRIBUTION.

        The parties hereto, other than Buyer (the "CONTRIBUTING PARTIES") agree that if any of them makes any payment (a "PAYMENT") to Buyer under Article 5 of the DRS Agreement, the BFSG Agreement, the NRS Agreement or the NBC Agreement (collectively, the "PURCHASE AGREEMENTS"), then the party making such Payment (the "RECOVERING PARTY"), shall have the right to collect from the other Contributing Parties which are parties to the particular Purchase Agreement under which liability for such Payments arose, and such other Contributing Parties shall have the obligation to contribute to the Recovering Party, such Contributing Parties' Pro-Rata Share of the Payment. In addition, Massey agrees to contribute his Pro-Rata Share to any person who is party to a Purchase Agreement and who is not party to this Agreement in the event such person makes a payment to Buyer in connection with such Purchase Agreement. "PRO-RATA SHARE" means

        (a) with respect to Massey

               (i) 40% of any Payment pursuant to the DRS Agreement;

               (ii) 16.67% of any Payment pursuant to the BFSG Agreement;

               (iii) 30% of any Payment pursuant to the NRS Agreement;

               (iv) 50% of any Payment pursuant to the NBC Agreement;

        (b) with respect to any party other than Massey, the percentage ownership interest held in DRS, BFSG, NRS or NBC, as the case may be, by the Contributing Party immediately prior to the Buyer's purchase of such ownership interest pursuant to the Purchase Agreement under which liability for the Payment arose.

6. CONDITIONS TO CLOSING.


        6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY.

        The obligations of Buyer, on the one hand, and the Seller, on the other hand, to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this
Section 6.1, any one or more of which may be waived in writing by the party entitled to the benefit of such condition; provided, however, that such waiver will not diminish such party's right to indemnification pursuant to Article 5, unless so stated, and provided further that Seller will be required to perform their obligations hereunder, notwithstanding lack of fulfillment of the conditions set forth in this Section 6.1, if Buyer agrees in writing to be liable for, and to indemnify Seller from and against, any obligations that Seller would incur as a result of consummating the transactions contemplated hereby notwithstanding the fact that the conditions in this Section 6.1 have not been fulfilled.

        (a) No Action or Proceeding. No preliminary or permanent injunction or other order issued by any Governmental Entity that declares this Agreement invalid in any material respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which materially adversely affects the assets, properties, operations, prospects, net income or financial condition of Seller, is in effect; and no action or proceeding has been instituted or threatened by any Governmental Entity, other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

        (b) Compliance with Law. There shall have been obtained all permits, approvals, and consents of all Governmental Entities that counsel for Buyer or for Seller may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this

Agreement will be in compliance with applicable laws, including, without limitation, expiration or termination of the waiting period prescribed by the HSR Act.

        6.2 CONDITIONS TO OBLIGATIONS OF BUYER.

        The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.2, any one or more of which may be waived by Buyer in writing in its discretion; provided however, such waiver will not waive or diminish Buyer's right to indemnification pursuant to Article 5, unless so stated:

        (a) Representations and Warranties True. The representations and warranties of Seller, Massey, and Optionors contained in this Agreement or in any other document delivered in connection herewith shall be true and correct in all material respects as of the date hereof and on the Closing Date.

        (b) Performance of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or before the Closing Date.

        (c) Additional Closing Documents of Seller. Buyer has received, or is receiving at the Closing, all of the following, each duly executed by the parties thereto (other than Buyer) and dated the Closing Date (or an earlier date satisfactory to Buyer), in form and substance satisfactory to Buyer:

               (i) Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Option, or any part thereof, as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Option to be transferred pursuant to this Agreement;

               (ii) Acknowledgments and representations signed by Seller and Massey substantially in the form of Exhibit C, together with such additional acknowledgments and representations as Buyer may reasonably require;

               (iii) A Stockholder Agreement substantially in the form of Exhibit D, executed and delivered by each recipient of Shares, together with a stock power in the form of Exhibit D-1 executed by each recipient of Shares and the spouse of each such recipient, if applicable;

               (iv) A Voting Agreement substantially in the form of Exhibit E, executed and delivered by each recipient of Shares;

               (v) The Accredited Investor Questionnaire described in Section 2.23(g);

               (vi) A Subordination Agreement substantially in the form of Exhibit F, executed and delivered by each holder of the Note (as defined in Schedule 1.3); and

               (vii) Such other documents as Buyer may reasonably request.

        (d) Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity, and of any other person or entity, required under the Contracts, Licenses, or otherwise in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date and the original executed copies shall have been delivered to Buyer on or before the Closing Date.

        (e) Financing. Buyer shall have available, on commercially reasonable terms, reasonably satisfactory to Buyer, debt financing sufficient to finance the Cash Payment (as defined in Schedule 1.3), the cash portion of the purchase price being paid by Buyer pursuant to each of the Consolidation Transactions and to provide Buyer with adequate working capital following the transactions contemplated hereby and the Consolidation Transactions.

        (f) Due Diligence. Buyer is satisfied with the results of its due diligence review of the Option and the business, operations, financial condition and prospects of CENV.

        (g) No Default. Seller shall not be in default of any material obligation.

        (h) Other Closing Documents. Buyer shall have received such other duly executed certificates, instruments and documents in confirmation of the representations and warranties of Seller in furtherance of the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

        6.3 CONDITIONS TO OBLIGATIONS OF SELLER.

        The obligations of Seller to consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing Date, of the conditions set forth in this Section 6.3, any one or more of which may be waived by Seller in writing in its discretion; provided however, such waiver will not waive or diminish the right of Seller to indemnification pursuant to Article 5, unless so stated:

        (a) Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement or in any other document delivered in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date.

        (b) Performance of Covenants. Buyer shall have performed in all material respects all obligations required to be performed by Buyer under this Agreement on or before the Closing Date.

        (c) Additional Closing Documents of Buyer. Buyer has executed and delivered, or is executing and delivering at the Closing the following documents, each dated the Closing Date:

               (i) The Cash Payment;

               (ii) The Note;

               (iii) A photocopy of the certificates evidencing the Shares;

               (iv) Such other closing documents as Seller may reasonably request.

7. MISCELLANEOUS.



        7.1 TERMINATION.

        This Agreement and the transactions contemplated hereby may be terminated (a) by Buyer, if (i) Seller or Massey fails to comply in any material respect with any of its or their covenants or agreements contained herein, or
(ii) any of the representations and warranties of Seller or Massey is breached or is inaccurate in any material way; (b) by Seller if (i) Buyer fails to comply in any material respect with any of its covenants or agreements contained herein, or (ii) any of the representations and warranties of Buyer is breached or is inaccurate in any material way; or (c) by Seller or Buyer if (i) a Governmental Entity has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or (ii) a condition to its performance hereunder has not been satisfied or waived prior to November 30, 1998. Notwithstanding the foregoing, a party may not terminate this Agreement if the event giving rise to the termination right results from the willful failure of such party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such party or if such party is, at such time, in material breach of this Agreement.

        In the event of termination of this Agreement pursuant to this Section 7.1, written notice shall be given forthwith by the terminating party to the other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any party. If this Agreement is terminated as provided herein, no party to this Agreement will have any liability or further obligation to any other party to this Agreement except as provided in Sections 2.8 (Brokers), 4.2 (Confidentiality), 5 (Survival, Indemnification), 7.12 (Expenses), 7.13 (Arbitration), 7.14 (Submission to Jurisdiction) and 7.15 (Attorney's Fees), and except that termination of this Agreement will not affect any liability of any party for any breach of this Agreement prior to termination, or any breach at any time of the provisions hereof surviving termination.

        7.2 NOTICES.

        All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 7.2:

               If to Buyer:                 Chief Executive Officer
                                            ProfitSource Corporation
                                            695 Town Center Drive, Suite 400
                                            Costa Mesa, California 92626
                                            Tel: (714) 429-5500
                                            Fax: (714) 429-5559

                      With a copy to:       Brian W. Copple, Esq.
                                            Gibson, Dunn & Crutcher LLP
                                            4 Park Plaza, Jamboree Center
                                            Irvine, California  92614
                                            Tel: (949) 451-3874
                                            Fax: (949) 451-4220

               If to Seller or Massey:      Christopher Massey
                                            ProfitSource Corporation
                                            695 Town Center Drive, Suite 400
                                            Costa Mesa, California  92626
                                            Tel: (714) 429-5500
                                            Fax: (714) 429-5559

                      With a copy to:       Alan W. Pettis, Esq.
                                            Latham & Watkins
                                            650 Town Center Drive, 20th Floor
                                            Costa Mesa, California  92626
                                            Tel: (714) 540-1235
                                            Fax: (714) 755-8290

        7.3 ASSIGNABILITY AND PARTIES IN INTEREST.

        This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto, except that Buyer may assign its rights and obligations under this Agreement in whole or in part to any Affiliate or Affiliates of Buyer or any successor to all or substantially all of the business or assets of Buyer. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, executors, administrators, heirs, and legal representatives as the case may be. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        7.4 GOVERNING LAW.

        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.

        7.5 COUNTERPARTS.

        Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        7.6 PUBLICITY.

        Prior to the Closing Date, no party may, or may it permit its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer and Seller, except that Buyer may disclose details of this Agreement to other participants in, or as necessary to effect, the Consolidation Transactions. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall consult in good faith with the other party as far in advance as practicable to the issuance of any such press release or announcement.

        7.7 COMPLETE AGREEMENT.

        This Agreement, the exhibits and schedules hereto, and the other Transaction Documents contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

        7.8 MODIFICATIONS, AMENDMENTS AND WAIVERS.

        At any time prior to the Closing Date or termination of this Agreement, any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any other Transaction Document; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights of remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the party entitled to the benefit of such provision.

        7.9 HEADINGS; REFERENCES.

        The headings contained in this Agreement and the other documents delivered in connection herewith are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof unless otherwise specified.

        7.10 SEVERABILITY.

        Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

        7.11 INVESTIGATION.

        All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof. Representations and warranties made to the knowledge of Seller shall be deemed made to the knowledge of Massey only and no other person.

        7.12 EXPENSES OF TRANSACTIONS.

        All fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and all fees, costs, and expenses incurred by Seller or Massey in connection with the transactions contemplated by this Agreement shall be borne by Seller and Massey jointly and severally.

        7.13 ARBITRATION.


        (a) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction, and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder. The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, together with other arbitrations that are consolidated pursuant to Section 7.13(f), exceed Five Hundred Thousand Dollars ($500,000) (the "ARBITRATION THRESHOLD"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Orange County, California unless the parties to the arbitration agree to another location.

        (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 7.13, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement, and if pursuant to Section 7.13(a) one (1) Arbitrator is to be appointed, a request to appoint the Arbitrator. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. If the claim set forth in the Notice of Counterclaim causes the aggregate amount in dispute to exceed the Arbitration Threshold, the Notice of Counterclaim shall so state. If pursuant to Section 7.13(a) three (3) Arbitrators are to be appointed, within fifteen (15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two
(2) selected shall select a third arbitrator within ten (10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

        (c) Once an Arbitrator is assigned to hear the matter, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

        (d) At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of five (5) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within eight (8) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

        (e) The parties must file briefs with the Arbitrator at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

        (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Buyer and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

        (g) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the disposition of any claim.

        (h) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        7.14 SUBMISSION TO JURISDICTION.

        All actions or proceedings arising in connection with this Agreement for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 7.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        7.15 ATTORNEYS' FEES.

        If Buyer or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Seller or any of its Affiliates, successors or assigns or any Stockholder, or if Seller or any of its Affiliates, successors or assigns or any Stockholder brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Buyer or any of its Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

        For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

        For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

        7.16 ENFORCEMENT OF THE AGREEMENT.

        Seller, Massey and Buyer acknowledge that irreparable damage would occur if any of the obligations of Seller and the Stockholders under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer will be entitled to an injunction or injunctions to prevent breaches of this Agreement by Seller or Massey and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer is entitled at law or in equity.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


PROFITSOURCE CORPORATION

By: /s/ MARK C. COLEMAN
    ----------------------------------
    Name:  Mark C. Coleman
    Title: SVP



IM COMET LLC

By: /s/ ERIK WATTS
    ----------------------------------
    Name:  Erik Watts
    Title: Manager




I.M. INVESTMENTS, INC.

By: /s/ CHRISTOPHER P. MASSEY
    ----------------------------------
    Name:  Christopher Massey
    Title: President


COMET CAPITAL CORP. NV

By: /s/ ERIK WATTS
    ----------------------------------
    Name:  Erik Watts
    Title: Manager


1758 NEVADA PROPERTIES LTD.

By: /s/ ERIK WATTS
    ----------------------------------
    Name:  Erik Watts
    Title: Manager

/s/ CHRISTOPHER P. MASSEY
    ----------------------------------
CHRISTOPHER MASSEY

CENV, LLC

By: /s/ ERIK WATTS
    ----------------------------------
    Name:  Erik Watts
    Title: Manager



1758 PRIMARY PROPERTIES LIMITED PARTNERSHIP

By: /s/ ERIK WATTS
    ----------------------------------
    Name:  Erik Watts
    Title:____________________________



401K BFS, LLC

By: /s/ ERIK WATTS
    ----------------------------------
    Name:  Erik Watts
   Title:_____________________________

                                  SCHEDULE 1.3

                                 PURCHASE PRICE


               (i) Nine Hundred Sixty-three Thousand One Hundred Ten Dollars ($963,110) (the "CASH PAYMENT").

               (ii) A promissory note of Buyer, dated as of the Closing Date substantially in the form of Exhibit G in the principal amount of Nine Million One Hundred Thirty-three Thousand Five Hundred Dollars ($9,133,500) (the "NOTE").

               (iii) An aggregate of 976,312 shares of Series A Common Stock of Buyer (the "SHARES"), certificates for which will be retained by Buyer pending release pursuant to Section 1.4.